Exhibit 99.1

AGREEMENT AND RELEASE

THIS AGREEMENT AND RELEASE (“Agreement”) is entered into voluntarily, knowingly and willingly by and between Timothy R. Parry, Esq. (“Employee”), and Hospital Management Services of Florida, Inc. (“Employer”), effective as of the “Effective Date,” which shall be the date that the second of the two parties has signed the Agreement.

1.	Resignation and Retirement. Employee hereby voluntarily resigns and retires from: (i) his employment with Employer, effective as of March 2, 2012 (“Employment Resignation Date”); (ii) his position as the Senior Vice President, General Counsel and Corporate Secretary of Health Management Associates, Inc. (“Health Management”), effective as of January 5, 2012; and (iii) from any officer, director, manager or other positions he holds with Health Management, Employer or any direct or indirect subsidiary or affiliate of Health Management, effective as of January 5, 2012, and Employer accepts all such resignations. Health Management and all of its direct and indirect wholly or partially owned subsidiaries and affiliates shall be referred to herein, collectively, as the “Health Management Entities.”

2.	Leave of Absence. The period of time starting on January 6, 2012, and ending on the Employment Resignation Date, will be the “Leave Period.” During the Leave Period, Employee will remain an employee of Employer, but will be on leave of absence. During the Leave Period, Employer will continue to pay Employee his base salary and provide Employee the employment benefits for which he is eligible (meaning those employment benefits that he received as of January 5, 2012, to the extent Employee is permitted to continue participation pursuant to the terms of the relevant benefit arrangements and applicable law, as determined in each case by the relevant plan’s administrator in its sole discretion), except that Employee will not accrue any vacation or sick time. Employee will not be authorized to take any action on behalf of any of the Health Management Entities during the Leave Period unless such action is expressly requested by Employer. After the Leave Period ends, Employer will pay Employee for 20 days of unused vacation time.

3.	Periodic Payments. Employer will make three payments to Employee, in the amounts and on the schedule indicated below:

Payment 1:	$329,004, as soon as administratively practicable following the Second Release Limitation Date (defined in Article 10) but not later than 15 days thereafter;

Payment 2:	$229,004, as soon as administratively practicable following March 2, 2013, but in no event later than 15 days thereafter; and,

Payment 3:	$229,004, as soon as administratively practicable following March 2, 2014, but in no event later than 15 days thereafter.

Employer shall report amounts it pays to Employee pursuant to this Article on IRS Form W-2.

4.

Insurance. All insurance coverage, including, but not limited to, group health, prescription drug, dental, vision, long-term disability short-term disability and life insurance, that Employee receives through Employer will expire on the Employment Resignation Date. Thereafter, regardless of whether Employee signs this Agreement, he will be entitled, to the extent required under COBRA regulations or other applicable law, to continue any group health, prescription drug, dental and vision coverage through

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Employer for himself and any dependents who are covered as of the Employment Resignation Date (his “Eligible Dependents”). Employee will receive a separate notice informing him of his rights under COBRA. If Employee elects to purchase COBRA continuation coverage and has executed, and not revoked, this Agreement and has timely executed, and not revoked, the Second Release, Employer will pay, on Employee’s behalf, Employee’s premiums for group health, prescription drug, dental and vision coverage for Employee and his Eligible Dependents, during the Insurance Period (defined below).) The “Insurance Period” is herein defined as the three-year period starting on the Employment Resignation Date. Employee’s right, if any, to convert his life insurance, long-term or short-term disability coverage to an individual policy, and the procedure for doing so, will be determined by the terms of such plans. Employee shall be solely responsible for taking any action to convert any such insurance coverage to individual policies and paying all premiums associated with such converted policies.

5.	Employee Assistance Plan. Employer shall permit Employee to participate in Employer’s Employee Assistance Program, at Employer’s expense, for a one-year period starting on the Employment Resignation Date.

6.	Consideration. Employee hereby acknowledges that the consideration for entering into this Agreement and the Second Release (defined in Article 10) is Employer’s promise to make the “Payments” (defined as the sum of the amounts payable and the value of the benefits promised under Articles 2 through 5 and amounts payable under the SERP (defined in Article 26)) and the other promises that Employer has made in this Agreement. Employee hereby acknowledges that Employee is not otherwise entitled to the Payments or any other consideration except under the terms of this Agreement. Except as provided in this Agreement, Employee further acknowledges that Employee has been paid all monies owed to and/or earned by Employee based on Employee’s employment with Employer through and including the Effective Date, including without limitation all wages and bonuses, if any. The Payments are subject to applicable state and federal tax withholdings and will be paid in accordance with Employer’s payroll practices and policies, and in the case of the amounts payable under the SERP, in accordance with the terms of the SERP.

7.	Vesting of Awards. An “Award Notice” is herein defined as a Health Management Associates, Inc., Amended and Restated 1996 Executive Incentive Compensation Plan Award Notice. Employer agrees and acknowledges that on February 17, 2009, Employee was an “Eligible Person,” as defined in the Award Notices granted to Employee on each of February 17, 2009, February 16, 2010, and February 15, 2011, and that he will have remained an Eligible Person through and including March 1, 2012. Employer and Employee agree that the aggregate number of shares of Class A Common Stock that will vest on March 1, 2012, pursuant to the: (i) Award Notice granted on February 17, 2009, will be 18,230; and, (ii) Award Notice granted on February 16, 2010, will be 9,920. Further, Employer and Employee agree that the aggregate number of shares of Class A Common Stock that will vest on March 1, 2012, pursuant to the February 15, 2011, Award Notice will be 7,540, provided that Health Management achieves 100% of its “Targeted EBITDA” (as defined in the Award Notice granted to Employee on February 15, 2011), and that if such Targeted EBITDA is not achieved, the number of shares that will vest will be calculated in the manner described in such Award Notice.

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8.	Release of Claims.

a.	Except as separately provided in Section 8(c), Employee, on Employee’s own behalf and on behalf of Employee’s heirs, executors, administrators, personal representatives, successors, assigns, agents, servants, and attorneys (collectively, the “Releasing Parties”), in consideration of Employer’s promises, including but not limited to Employer’s promise to pay the Payments, unconditionally and irrevocably releases and forever discharges the Health Management Entities and all of their past and present parents, successors in interest and assigns, affiliates, subsidiaries, divisions, departments, wholly-owned or related corporations or partnerships, limited liability companies, business associations, joint ventures, sole proprietorships, and their current and former managers, officers, agents, representatives, attorneys, fiduciaries, administrators, directors, stockholders, partners and employees, in both their individual and official capacities (the “Released Parties”), of and from, any and all claims and demands whatsoever, known or unknown, at law and in equity, in contract or in tort, and any statutory claim for relief of any nature, and agrees not to sue and not to assert against them any such claims or demands or any other causes of action in any court or before any agency or commission of a local, state and federal government, arising, alleged to have arisen, which may have been alleged to have arisen, or which may arise under any law whatever, and whether such claims are pursued in a personal or individual capacity, or in a representational or relator capacity, including but not limited to any federal, state, or municipal anti-discrimination laws, anti-retaliation laws, or any “whistleblower” laws, including without limitation, as amended, the Equal Pay Act of 1963, the Federal or State False Claims Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Acts of 1866 and 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Florida Civil Rights Act, the Worker Adjustment and Retraining Notification Act of 1989, the National Labor Relations Act of 1935, the Occupational Safety and Health Act of 1970, the Genetic Information Nondiscrimination Act of 2008, any state or federal whistleblower act, the Employee Retirement Income Security Act of 1974, the Bank Secrecy Act, Sarbanes-Oxley or the Patriot Act, that Employee ever had, now has, or which he or his heirs, executors, administrators, attorneys, or assigns, or any of them, hereafter can, shall or may have, for or by reason of any cause whatsoever, based on any set of facts known or unknown, arising or occurring prior to or on the Effective Date. Employee agrees that the legal rights and claims he is giving up include all common law rights and claims, such as a breach of express or implied contract, tort (whether negligent or intentional), wrongful discharge, constructive discharge, infliction of emotional distress, defamation, promissory estoppel, and any claim for fraud, omission or misrepresentation. Employee also agrees that he is giving up and forever releasing any right he may have to attorneys’ fees for any of the rights and claims described in this Article.

b.

Employee represents and warrants that: (i) he has received all wages (including overtime) required to be paid to Employee under the Fair Labor Standards Act and/or any similar state law (collectively referred to as “FLSA”) for work performed on or before the Effective Date; (ii) he does not claim that Released Parties have violated or denied any of his rights under FLSA; and, (iii) each of the

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factual matters set forth in this Agreement, including all of the statements set forth in Article 1, are true, correct and complete in all respects. Employee releases and forever discharges, to the extent permitted by law, Employer and the other Released Parties from any claim under FLSA (“FLSA Claim”), including all attorneys’ fees, costs, and expenses incurred by Employee in connection with any such FLSA Claim. To the extent required by law to affect such release, Employee agrees furthermore to enter into any such waiver or settlement agreement with respect to any FLSA Claim as may be required by the Department of Labor or any court of competent jurisdiction.

c.	The claims that the Employee is giving up and releasing in this Article do not include his vested rights under the Health Management Associates, Inc. Retirement Savings Plan, nor his COBRA, unemployment insurance nor workers’ compensation rights, if any. Nothing in this Agreement shall be construed to constitute a waiver of: (i) any claims that Employee may have against the Released Parties that arise from events that occur after the Effective Date; (ii) his right to file an administrative charge with any governmental agency alleging employment discrimination or challenging the validity of this release of all claims; (iii) his right to participate in any administrative or court investigation, hearing or proceeding; or (iv) any other right that he cannot waive as a matter of law. Employee does, however, hereby waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any administrative charge, complaint or lawsuit filed by Employee or anyone on Employee’s behalf. In addition, the release of all claims set forth in this Agreement does not affect Employee’s rights as expressly created by this Agreement, and does not limit Employee’s ability to enforce this Agreement. Nothing in this Agreement constitutes a waiver by Employee of his right to file a charge with the Equal Employment Opportunity Commission (or any comparable state agency) concerning matters arising during Employee’s employment with Employer; however, Employee hereby waives the right to any recovery, whether equitable or monetary, as the result of any such charge or any proceeding. Nothing in this Agreement shall restrict in any way Employee’s right to bring a claim challenging the validity of the foregoing release with regard to a claim under the Age Discrimination in Employment Act.

d.	Nothing in this Agreement constitutes or should be construed to constitute any admission or evidence of any liability or violation of any federal, state or local law or the common law on the part of Released Parties. Employee acknowledges and agrees that Released Parties deny any such liability and that Employer is making the promises herein merely to resolve on amicable terms any and all differences which may exist.

e.	Any language in this Agreement notwithstanding, Employer will reimburse Employee for any unreimbursed business expenses that Employee has incurred, or will incur prior to the Employment Resignation Date, in accordance with Employer’s business expenses reimbursement policies.

9.

Review and Revocation Period. Employee acknowledges that he has carefully read this Agreement. Employee also acknowledges that he has been afforded at least 21 days after receipt of this Agreement to consider the terms of this Agreement and has knowingly and voluntarily entered into it. Employee and Employer agree that any

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changes to this Agreement, whether material or immaterial, made after the date that Employee first received the Agreement, but before Employee executed the Agreement, will not have re-started the 21-day period of review. Employee may revoke this Agreement at any time within seven days following his execution of the Agreement by providing written notice to Employer. Employee acknowledges and agrees that if he does not sign this Agreement or if he exercises his right to revoke the Agreement, he will not be entitled to the Payments and will immediately return any portion of the Payments that he had already received. Employee further acknowledges that: (i) he has not relied upon any representation or statement, written or oral, not set forth in this Agreement; (ii) the only consideration for signing this Agreement is as set forth herein; and, (iii) the consideration received for executing this Agreement is greater than that to which Employee would otherwise be entitled. Employee also acknowledges and agrees that he has been advised to, and that this Agreement gives Employee the opportunity and advises Employee to, have this Agreement reviewed by Employee’s attorney and/or tax advisor prior to signing it.

10.

Second Release. No sooner than the Employment Resignation Date, and no later than March 23, 2012, Employee will sign the Second Release of All Claims (“Second Release”), attached as Exhibit A to this Agreement. Employee acknowledges that he will have received a period of 21 days after the date he received it and after the Employment Resignation Date to consider the Second Release before he is required to sign it. In addition, after Employee signs the Second Release, Employee will have seven days in which he may revoke the Second Release. If Employee does not revoke his acceptance of the Second Release before the 8th day after he actually signs the Second Release (the “Second Release Limitation Date”), Employee may not thereafter revoke the Second Release. If Employee fails to sign the Second Release by March 23, 2012, or timely signs the Second Release but revokes it prior to the Second Release Limitation Date, then Employee shall not be entitled to receive any additional Payments that would otherwise be made after the Employment Resignation Date. Under such circumstances, the remaining terms of this Agreement (excluding only the terms of Exhibit A and Employer’s obligations to make such additional Payments) shall continue in full force and effect.

11.	Prior Agreements. Employee hereby ratifies his agreement to comply with the restrictive covenants in Article 10 of the Award Notice (defined in Article 7), granted to Employee on February 15, 2011, a copy of which is attached as Exhibit B, as well as any other Award Notices or similar writings in connection with Employer’s 1996 Executive Incentive Compensation Plan.

12.	Non-Solicitation. During the two-year period starting on the Effective Date, Employee will not, directly or indirectly (whether as director, stockholder, owner, partner, consultant, principal, employee, agent or otherwise) solicit, induce, entice, hire, employ or attempt to employ any individual, who, at any point during the 12-month period ending on the Effective Date, was employed by any of the Health Management Entities.

13.

Employer Interests. During the two-year period starting on the Effective Date, Employee will not, directly or indirectly take any action that is intended, or that reasonably may be expected to, adversely affect any of the Released Parties, their businesses, reputations, or their relationships with any of their current or prospective patients, payors, regulators, physicians, employees, business partners, communities, vendors, or other service providers, or any individual or entity with which any of the

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Health Management Entities maintains a business relationship. The foregoing language shall not be construed to prohibit Employee from cooperating with any state or federal government investigation, inquiry or litigation, nor shall it be construed to limit in any way Employee’s right to practice law.

14.	Non Disparagement. Employee shall not criticize, ridicule or make any statement that disparages or is derogatory of any of the Released Parties. Patrick Lombardo, Sr. Vice President of Human Resources at Health Management, shall not criticize, ridicule or make any statement that disparages or is derogatory of Employee. The foregoing language shall not be construed to prohibit Employee or Patrick Lombardo from cooperating with any state or federal government investigation, inquiry or litigation.

15.	No Re-Application for Employment. Employee hereby waives his right to apply for, or otherwise attempt to obtain work or employment, as an employee, independent contractor or in any other capacity, directly with the Health Management Entities, except as otherwise permitted or required by this Agreement. Employee further agrees that the Health Management Entities will not at any time be under any obligation to employ him or contract with him for work. Employee further agrees that should he make any application in violation of this Article, the Health Management Entities shall have no obligation to process that application or to hire him, and that failure to process the application or hire him shall not constitute a violation of any local, state or federal law, order or regulation. Further, if Employee is hired in contradiction to this Article, the Health Management Entities may end Employee’s employment or contract work with no further liability of any kind to the Released Parties.

16.	Employer Property and Confidential Information.

a.	Employee will immediately return to Employer any and all originals and/or copies of documents relating to the business of the Health Management Entities or that were created in the normal course of the Health Management Entities’ business, whether in hard copy or electronic format. Further, Employee hereby represents that, to the best of his knowledge, he has returned all of Health Management Entities’ property (including tangible Confidential Information, defined below) and equipment to Employer. Except as required by law, Employee further agrees that Employee will not directly or indirectly disclose to anyone, or use for Employee’s own benefit or the benefit of anyone other than Employer, any Confidential Information (defined below) that Employee has received through Employee’s employment with Employer. “Confidential Information” includes verbal or written confidential, privileged, protected, proprietary, or non-public information, including but not limited to, reports, opinions, documents, statements, conversations, presentations, analyses, notes, compilations, studies, surveys, survey responses, interpretations, and any other information, regardless of the form in which it is transmitted or maintained, or who prepared, transmitted or maintained it, that is related in any way to the Health Management Entities’ operations.

b.

In the event that Employee becomes aware that he may be legally compelled to disclose any Confidential Information (including but not limited to information regarding alleged improprieties, violations of the Health Management Entities’ policies and/or procedures, violations of any state, federal, or local laws, rules or regulations committed by Employee, or any other employee, representative or

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agent of the Health Management Entities) by a local, state or federal government or law enforcement agency, or by a subpoena from any other third person or entity or by a court order, Employee must immediately, and within three business days, give written notice to Employer, through the General Counsel of Health Management, of any communication, whether oral or written, including, but not limited to, telephone communication, subpoena, or any other written or oral communication relating to such potential disclosure, and must cooperate with the Health Management Entities’ efforts to assert objections with respect to the return of a subpoena or other compelled disclosure of the Agreement or Confidential Information. Employee agrees to waive any objection to a request by the Health Management Entities that this Agreement or any Confidential Information, or any testimony regarding same, be provided in camera and under seal.

17.	Rules Regulating the Florida Bar. Employee acknowledges that he is subject to and shall comply with subsection (a) of Rule 4-1.6 (the “Rule”) and all other Rules Regulating the Florida Bar. Without limiting the generality of the foregoing, Employee acknowledges and agrees that:

a.	each of the Health Management Entities was Employee’s client;

b.	pursuant to subsection (a) of the Rule, Employee is prohibited from revealing, and shall not reveal, information relating to representation of a client (except as stated in subdivisions (b), (c) and (d) of the Rule) unless the client gives informed consent; and,

c.	informed consent on behalf of the Health Management Entities to the disclosure of any information governed by the Rule shall be made solely through the General Counsel of Health Management, and must be in writing and signed by the General Counsel of Health Management.

18.	Right to Compete. The parties agree that nothing in this Agreement shall be deemed to preclude Employee from using Employee’s knowledge of the industry for Employee’s own benefit in Employee’s own occupation or from fully and fairly competing with Employer within the same industry in which Employer does business.

19.

Consulting Services. Employee acknowledges that he possesses certain information and skills that are useful to the Released Parties’ continued operations. Employee shall, as many times as Employer reasonably requests during the three-year period starting on the Effective Date (“Consulting Period”), meet with and cooperate fully with representatives of the Released Parties for the purposes described in this Article. During such meeting(s), Employee shall provide his expertise and input and testimony concerning all aspects of the Released Parties’ operations, including, but not limited to, hospital operations, transactions, insurance, litigation, investigations, compliance, legal issues, governmental relations, regulatory and administrative matters and real estate, and shall otherwise comply with all reasonable requests of Employer (collectively, “Consulting Services”). Employer will reimburse Employee’s reasonable out of pocket expenses incurred in connection with Consulting Services. Except as provided in Article 23: (i) Employer will not otherwise compensate Employee for such Consulting Services; and, (ii) Employee agrees that the Payments received under this Agreement are

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consideration for any and all Consulting Services he may be called on to provide under this Article.

20.	Compliance Disclosure.

a.	In connection with Employee’s resignation, and pursuant to the Health Management Compliance Program and Code of Conduct (“Compliance Program”), Employee shall, as many times as Employer reasonably requests during the Consulting Period, meet with and cooperate fully with representatives of the Health Management Entities, and in such meetings shall (i) fully and truthfully disclose and discuss all events, situations, activities and factual circumstances, if any, connected in any way to the Released Parties that are either ongoing or that occurred in the past and that Employee knows or suspects may violate the Compliance Program, the Health Management Entities’ policies or any law, rule or regulation; (ii) fully and truthfully disclose and discuss all events, situations, activities and factual circumstances, if any, connected in any way to any whistleblower or similar lawsuits (including, but not be limited to, a qui tam action under the Federal False Claims Act or any similar laws) against, or any government investigation of, the Released Parties; and, (iii) fully and truthfully disclose and discuss the events, situations, activities and factual circumstances, if any and provide information including dates, locations, persons involved, and other relevant details.

b.	Employee shall, as many times as Employer reasonably requests during the Consulting Period, but not more than once per calendar quarter, certify in writing that he has fully complied with his obligations under this Article of the Agreement.

c.	Employee represents and warrants that he has not brought and does not intend to bring any whistleblower or similar lawsuits (including, but not limited to, a qui tam action under the Federal False Claims Act or any similar laws), claims or disclosures to any governmental agency that would subject the Released Parties to any liability as a result of any violations of any laws, rules, or regulations.

d.	Employee shall immediately, and within three business days, give written notice to Employer, through the General Counsel of Health Management, if he becomes aware of circumstances or events that in his judgment may constitute a violation of the Compliance Program, or any violation of law, rule, regulation or policy connected in any way to the Released Parties at any time after the Employment Resignation Date.

21.

Cooperation. Employee shall, as many times as Employer reasonably requests after the Effective Date, meet with and cooperate fully, at the expense of Employer, in any investigations conducted by the Released Parties or their agents or representatives, that are related to alleged or suspected violations of the Compliance Program, any violation of law, rule, regulation or policy connected in any way to the Released Parties, any whistleblower or similar lawsuits (including, but not limited to, a qui tam action under the Federal False Claims Act or any similar laws) against, or any government investigation of, the Released Parties, or that are otherwise related to the operations of the Released Parties. This cooperation shall include, without limitation: (i) meeting with Released Parties’ representative(s) for litigation and trial preparation purposes, including, but not limited to, answering questions, explaining factual situations, preparing to testify, or

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appearing for deposition; (ii) appearing for trial and giving truthful trial testimony without the need to serve a subpoena for such appearance and testimony.

22.	Events of Default under Articles 20 and 21 and Right to Cure. If Employee fails to perform his obligations under Articles 20 or 21 of this Agreement (an “Article 20/21 Event of Default”), Employer shall give notice to Employee, which notice shall include a reasonable description of the alleged Article 20/21 Event(s) of Default (“Article 20/21 Default Notice”). Only if Employee does not cure such defaults within 20 days after the Article 20/21 Default Notice may Employer declare that Employee has breached his obligations under Articles 20 or 21 of the Agreement. The foregoing notwithstanding, after three Article 20/21 Events of Default in any 12-month period, and provided that Employer gave an Article 20/21 Default Notice after each such Article 20/21 Event of Default, Employer may declare that Employee has breached the Agreement following any additional Article 20/21 Events of Default without the necessity of giving another Article 20/21 Default Notice.

23.	Limitation. Employer and Employee anticipate that the aggregate level of bona fide services that the Employee will perform, in any capacity (including, without limitation, Consulting Services will perform pursuant to Article 19 and any other services he will perform pursuant to Articles 20 and 21) pursuant to this Agreement (collectively, “General Services”) will permanently decrease to no more than 20% of the average level of bona fide services performed over the 36-month period immediately preceding his Separation from Service (defined in Article 26). Further, Employer will not require Employee to devote more than 520 hours during any year to the provision of General Services, unless Employer pays additional compensation to Employee.

24.	Assistance. Employee shall not, directly or indirectly, assist, cooperate with, communicate with, or provide services to, any person, law firm or investigator or other entity (except to the extent that he is compelled to do so by law) who intends to bring, who has brought, or who is investigating, any claim or complaint against any of the Released Parties, or any person or entity for whose actions any of the Released Parties could be liable. If Employee receives any communication from any person, law firm or investigator or other entity, his response to which could be governed by this Article, he must immediately, and within three business days, give written notice to Employer, through the General Counsel of Health Management, of such communication. The foregoing language shall not be construed to prohibit Employee from cooperating with any state or federal government investigation, inquiry or litigation.

25.	Confidentiality. At all times prior to the public disclosure of the terms of this Agreement by Health Management in accordance with its obligations pursuant to the Securities Exchange Act of 1934, Employee will keep the existence of and the terms of this Agreement confidential and will not disclose such information to any person or entity, other than Employee’s spouse, tax advisor, accountant, and attorney, except as is necessary for him to comply with his obligations under this Agreement, or as required by law, in which event he shall comply with his obligations under Article 16.

26.

Revocable Waiver—Supplemental Executive Retirement Plan. Employer acknowledges that Employee is a “Participant” under the Fourth Amendment and Restatement of the Health Management Associates, Inc., Supplemental Executive Retirement Plan (the “SERP”). Provided that Employee executes and does not revoke this Agreement, and timely executes and does not revoke the Second Release, and

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subject to Employee’s continued compliance with all terms and conditions of this Agreement, Employer shall, by action of the Board of Directors of Health Management revocably waive the requirement that Employee remain employed until his Normal Retirement Date (as defined in the SERP) as set forth in Section 4.3, Termination of Employment Prior to Normal Retirement Date, of the SERP. Employer, by action of the Board of Directors of Health Management, may revoke and terminate the waiver at any time upon notice to Employee if it has reasonable and material evidence that Employee has failed to continually comply with all of the terms and conditions of this Agreement and all of his obligations under this Agreement. Upon such revocation and termination of the waiver, any and all payments to be made to Employee under the SERP on or after the date of revocation and termination shall be permanently forfeited. The parties agree that Employee’s “Separation from Service” (for purposes of the SERP) occurred on January 5, 2012.

27.	Injunctive Relief. Employee acknowledges if he violates any provisions of Articles 10, Articles 12 through 21, or Article 24 of this Agreement, the Released Parties will be presumed to suffer irreparable harm and damages may be difficult or impossible to ascertain. Employee therefore consents to enforcement of Articles 10, Articles 12 through 21 and Article 24 by means of a temporary injunction or other appropriate equitable relief in Collier County, Florida, without the necessity of proving the inadequacy of money damages, which shall be in addition to any other remedies available.

28.	Enforcement. This Agreement shall be deemed to have been made within the County of Collier, State of Florida, and shall be interpreted, construed and enforced in accordance with the laws of the State of Florida. The sole and exclusive venue for an action related to this Agreement shall be in the Circuit Court of the Twentieth Judicial Circuit in and for Collier County, Florida. Employee and the Released Parties waive any entitlement that may exist to trial by jury in any action related to this Agreement.

29.	Notices. Any demand, request, or notice that either party desires or is required to deliver to the other will be in writing and shall be deemed received when personally delivered, or when delivered by private courier service (such as Federal Express) or two days after being deposited in the United States mail, postage prepaid, in registered or certified form, return receipt requested, addressed at the following addresses:

Employee:

Timothy R. Parry

7127 Sugar Magnolia Court

Naples, FL 34109

Employer:

Sr. Vice President of Human Resources

Health Management Associates, Inc.

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108-2710

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with a copy to:

Office of the General Counsel

Health Management Associates, Inc.

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108-2710

or to any other address and person as either party may communicate to the other by notice. Employee shall give all notices required under Articles 16, 20 and 24 immediately, and not later than three business days following the event that obligated Employee to give notice to Employer. All other notices required under this Agreement shall be made within the time specified in the applicable provision of this Agreement, or, if no such time is specified, as soon as reasonably practicable.

30.	Severability. To the extent that any provision of this Agreement shall be deemed by any court to be unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect; except that Employer may, at its sole option elect to: (i) modify or omit such provision to the extent necessary to make the remaining provisions enforceable; or, (ii) terminate the Agreement. Also, if a court finds that the release of claims (set forth in Article 8) is illegal, void or unenforceable, Employee shall, promptly upon Employer request, to execute an amended release that is legal and enforceable, without further consideration, payments or compensation.

31.	Complete Agreement. Except as otherwise provided in Article 11, this Agreement represents the complete understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements relating to Employee’s employment, except that: (i) Employee and Employer shall continue to be bound by any applicable obligations previously mutually agreed to and memorialized in Award Notices or similar writings in connection with Employer’s Employee Incentive Compensation Plan; and, (ii) certain terms defined in the SERP are incorporated by reference herein.

32.	Reliance. Both parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by the other party with regard to the subject matter, other than those statements and provisions set forth in this Agreement. Employee hereby represents and warrants that he has not relied on Employer or any of the Released Parties for advice, legal or otherwise, regarding the provisions of this Agreement or the decision to enter into this Agreement. Employee agrees and acknowledges that Employer has relied upon the representations and warranties made by Employee in this Agreement, and Employee waives any right to assert or maintain any position in any legal proceeding or other forum that is contrary to such representations and warranties, except to the extent that any such right cannot be waived as a matter of law.

33.	Breach of Agreement. In the event it is necessary for a party to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party all costs of such enforcement, including reasonable attorney’s fees at the trial and appellate levels. If Employer has reasonable and material evidence that Employee has breached any provision of this Agreement, Employer will be entitled to cease any further Payments that would be otherwise payable pursuant to this Agreement.

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34.	Section 409A.

a.	Compliance or Exemption from Section 409A. This Agreement and the compensation and benefits provided hereunder are intended to be exempt from, or to comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”), and shall be interpreted and administered consistent with such intent. To the extent required for compliance with the requirements of Section 409A, references in this Agreement to a termination of employment shall mean a “separation from service” within the meaning of Section 409A. The preceding provisions, however, shall not be construed as a guarantee by any Released Party of any particular tax effect to the Employee under this Agreement. No Released Party shall be liable to the Employee for any payment made under this Agreement that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A. For purposes of Section 409A, the right to a series of instalment payments under this Agreement shall be treated as a right to a series of separate payments.

b.	Reimbursements and In-Kind Benefits. To the extent any reimbursement or in-kind benefit provided under this Agreement is includable in the Employee’s income, any reimbursements shall be paid to the Employee not later than December 31st of the year following the year in which the Employee incurs the expense, the right to reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit, and the amount of reimbursable expenses or in-kind benefits provided in one year shall not increase or decrease the amount of reimbursable expenses or in kind benefits to be provided in a subsequent year.

35.	Dodd-Frank Clawback. Notwithstanding any other provision of this Agreement, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), if Health Management is required to prepare an accounting restatement due to the material noncompliance of Health Management with any financial reporting requirements under the securities laws, then any employee (including, but not limited to, Employee) who is a former or current executive officer of Health Management shall return to Health Management, or forfeit if not yet paid, the amount of any “incentive-based compensation” (as defined under the Clawback Requirements) received during the three-year period preceding the date on which Health Management is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the employee under the accounting restatement as determined by Health Management in accordance with the Clawback Requirements and any policy adopted by Health Management pursuant to the Clawback Requirements.

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EMPLOYEE ACKNOWLEDGES AND REPRESENTS THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY AN ATTORNEY, THAT HE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO HIM ARE THOSE STATED IN THE AGREEMENT AND THAT HE IS SIGNING THIS AGREEMENT VOLUNTARILY WITH THE FULL INTENT OF RELEASING THE RELEASED PARTIES OF ALL CLAIMS. IF, FOR ANY REASON, EMPLOYEE BELIEVES THAT THIS AGREEMENT IS NOT ENTIRELY VOLUNTARY, OR IF EMPLOYEE BELIEVES THAT HE DOES NOT HAVE ENOUGH INFORMATION TO DECIDE WHETHER TO SIGN THE AGREEMENT, THEN EMPLOYEE SHOULD NOT SIGN THIS AGREEMENT.

IF EMPLOYEE DOES NOT REVOKE THIS AGREEMENT WITHIN 7 DAYS AFTER THE DATE THAT HE SIGNS IT, AS SET FORTH IN ARTICLE 9, THEN HE MAY NOT THEREAFTER REVOKE THIS AGREEMENT.

Signed by the parties on the dates indicated below.

Hospital Management Services of Florida, Inc.

/s/ Patrick Lombardo	January 19, 2012
Patrick Lombardo	Date
Vice President

Timothy R. Parry, Esq.

/s/ Timothy R. Parry	January 19, 2012
Date

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Exhibit A to Agreement and Release

SECOND RELEASE OF ALL CLAIMS

THIS SECOND RELEASE OF ALL CLAIMS (“Second Release”) is entered into voluntarily, knowingly and willingly by and between Timothy R. Parry, Esq. (“Employee”), and Hospital Management Services of Florida, Inc. (“Employer”), effective as of the “Second Release Effective Date,” which shall be the date that the second of the two parties has signed this Second Release.

1.	Consideration. Employee hereby acknowledges that Employee agreed to sign this Second Release no sooner than the Employment Resignation Date (defined as March 2, 2012, in Article 1 of the Agreement and Release between the parties (the “Agreement”)) and no later than March 23, 2012, as a condition of the Agreement. Employee further acknowledges that the consideration for this Second Release is set forth in the Agreement, and Employee is not otherwise entitled to the Payments (defined in Article 6 of the Agreement) after the Employment Resignation Date, nor is he entitled to any other consideration. Except as provided in this Second Release and in the Agreement, Employee acknowledges that he has been paid all monies owed to and/or earned by Employee based on Employee’s employment with Employer through and including the Second Release Effective Date, including without limitation all wages and bonuses, if any.

2.	Release of Claims.

a.

Except as separately provided in Section 2(c) of this Second Release, Employee, on behalf of himself and on behalf of the Releasing Parties (defined in Section 8a of the Agreement), in consideration of Employer’s promises, including but not limited to Employer’s promise to pay the Payments, unconditionally and irrevocably releases and forever discharges the Released Parties (defined in Section 8a of the Agreement), of and from, any and all claims and demands whatsoever, known or unknown, at law and in equity, in contract or in tort, and any statutory claim for relief of any nature, and agrees not to sue and not to assert against them any such claims or demands or any other causes of action in any court or before any agency or commission of a local, state and federal government, arising, alleged to have arisen, which may have been alleged to have arisen, or which may arise under any law whatever, and whether such claims are pursued in a personal or individual capacity, or in a representational or relator capacity, including but not limited to any federal, state, or municipal anti-discrimination laws, anti-retaliation laws, or any “whistleblower” laws, including without limitation, as amended, the Equal Pay Act of 1963, the Federal or State False Claims Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Acts of 1866 and 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Florida Civil Rights Act, the Worker Adjustment and Retraining Notification Act of 1989, the National Labor Relations Act of 1935, the Occupational Safety and Health Act of 1970, the Genetic Information Nondiscrimination Act of 2008, any state or federal whistleblower act, the Employee Retirement Income Security Act of 1974, the Bank Secrecy Act, Sarbanes-Oxley or the Patriot Act, that Employee ever had, now has, or which he or his heirs, executors, administrators, attorneys, or assigns, or any of them, hereafter can, shall or may have, for or by reason of any cause whatsoever, based on any set of facts known or unknown, arising or occurring prior to or on the Effective Date. Employee agrees that the legal rights and claims he is giving

Exhibit A - 1 |  Page

up include all common law rights and claims, such as a breach of express or implied contract, tort (whether negligent or intentional), wrongful discharge, constructive discharge, infliction of emotional distress, defamation, promissory estoppel, and any claim for fraud, omission or misrepresentation. Employee also agrees that he is giving up and forever releasing any right he may have to attorneys’ fees for any of the rights and claims described in this Article.

b.	Employee represents and warrants that he: (i) has received all wages (including overtime) required to be paid to Employee under the Fair Labor Standards Act and/or any similar state law (collectively referred to as “FLSA”) for work performed on or before the Effective Date; and (ii) does not claim that Released Parties have violated or denied any of his rights under FLSA. Employee releases and forever discharges, to the extent permitted by law, Employer and the other Released Parties from any claim under FLSA (“FLSA Claim”), including all attorneys’ fees, costs, and expenses incurred by Employee in connection with any such FLSA Claim. To the extent required by law to affect such release, Employee agrees furthermore to enter into any such waiver or settlement agreement with respect to any FLSA Claim as may be required by the Department of Labor or any court of competent jurisdiction.

c.	The claims that the Employee is giving up and releasing in this Article do not include his vested rights (as reflected on his most recent participant account statement and adjusted for investment earnings and losses and expenses since that date) under the Health Management Associates, Inc. Retirement Savings Plan, or his COBRA, unemployment insurance and workers’ compensation rights, if any. Nothing in this Second Release shall be construed to constitute a waiver of: (i) any claims that Employee may have against the Released Parties that arise from events that occur after the Effective Date; (ii) his right to file an administrative charge with any governmental agency alleging employment discrimination or challenging the validity of this release of all claims; (iii) his right to participate in any administrative or court investigation, hearing or proceeding; or (iv) any other right that he cannot waive as a matter of law. Employee does, however, hereby waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any administrative charge, complaint or lawsuit filed by Employee or anyone on Employee’s behalf. In addition, the release of all claims set forth in this Second Release does not affect Employee’s rights as expressly created by this Second Release, and does not limit Employee’s ability to enforce this Second Release. Nothing in this Agreement constitutes a waiver by Employee of his right to file a charge with the Equal Employment Opportunity Commission (or any comparable state agency) concerning matters arising during Employee’s employment with Employer; however, Employee hereby waives the right to any recovery, whether equitable or monetary, as the result of any such charge or any proceeding. Nothing in this Agreement shall restrict in any way Employee’s right to bring a claim challenging the validity of the foregoing release with regard to a claim under the Age Discrimination in Employment Act.

d.

Nothing in this Second Release constitutes or should be construed to constitute any admission or evidence of any liability or violation of any federal, state or local law or the common law on the part of Released Parties. Employee acknowledges and agrees that Released Parties deny any such liability and that Employer is

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making the promises herein merely to resolve on amicable terms any and all differences which may exist.

3.	Review and Revocation Period. Employee acknowledges that he has carefully read this Second Release. Employee also acknowledges that he will have been afforded at least 21 days after the receipt of this Second Release and after the Employment Resignation Date to consider the terms of this Second Release and has knowingly and voluntarily entered into it. Employee and Employer agree that any changes to this Second Release, whether material or immaterial, made after the date that Employee first received it will not re-start the 21-day period of review. Employee may revoke this Second Release at any time within seven days following his execution of the Second Release by providing notice to Employer. Employee acknowledges and agrees that if he does not sign this Second Release by March 23, 2012, or if he exercises his right to revoke the Second Release, he will not be entitled to the Payments and will immediately return any portion of the Payments that he had already received. Employee further acknowledges that: (i) he has not relied upon any representation or statement, written or oral, not set forth in this Second Release and/or the Agreement; (ii) the only consideration for signing this Second Release is as set forth in the Agreement; and (iii) the consideration received for executing this Second Release and the Agreement is greater than that to which Employee would otherwise be entitled. Employee also acknowledges and agrees that he has been advised to, and that this Second Release gives Employee the opportunity and advises Employee to, have this Second Release reviewed by Employee’s attorney and/or tax advisor prior to signing it.

4.	Severability. To the extent that any provision of this Second Release shall be deemed by any court to be unenforceable, the remaining provisions of this Second Release shall be unaffected thereby and shall remain in full force and effect; except that Employer may, at its sole option elect to: (i) modify or omit such provision to the extent necessary to make the remaining provisions enforceable; or (ii) terminate the Second Release and/or Agreement. Also, if a court finds that the release of claims (set forth in Article 2 of this Second Release) is illegal, void or unenforceable, Employee shall, promptly upon Employer request, execute an amended release that is legal and enforceable, without further consideration, payments or compensation.

5.	Agreement. The Agreement is incorporated by reference into this Second Release and shall become a part hereof. This Second Release does not supersede the Agreement.

6.	Reliance. Both parties represent and acknowledge that in executing this Second Release, they do not rely and have not relied upon any representation or statement made by the other party with regard to the subject matter, other than those statements and provisions set forth in this Second Release and in the Agreement. Employee hereby represents, warrants, and acknowledges that he has not relied on Employer or any of the Released Parties for advice, legal or otherwise, regarding the provisions of this Second Release or the decision to enter into this Second Release.

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EMPLOYEE ACKNOWLEDGES AND REPRESENTS THAT HE HAS CAREFULLY READ THIS SECOND RELEASE, THAT HE HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY AN ATTORNEY, THAT HE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO HIM TO SIGN THE SECOND RELEASE ARE THOSE STATED IN THE SECOND RELEASE AND THE AGREEMENT AND THAT EMPLOYEE IS SIGNING THIS SECOND RELEASE VOLUNTARILY WITH THE FULL INTENT OF RELEASING THE RELEASED PARTIES OF ALL CLAIMS. IF, FOR ANY REASON, EMPLOYEE BELIEVES THAT THIS SECOND RELEASE IS NOT ENTIRELY VOLUNTARY, OR IF EMPLOYEE BELIEVES THAT HE DOES NOT HAVE ENOUGH INFORMATION TO DECIDE WHETHER TO SIGN THE SECOND RELEASE, THEN EMPLOYEE SHOULD NOT SIGN THIS SECOND RELEASE.

IF EMPLOYEE DOES NOT REVOKE THIS SECOND RELEASE WITHIN 7 DAYS AFTER THE DATE THAT HE SIGNS IT, AS SET FORTH IN ARTICLE 3 OF THIS SECOND RELEASE, THEN HE MAY NOT THEREAFTER REVOKE THIS SECOND RELEASE.

Signed by the parties on the dates indicated below.

Hospital Management Services of Florida, Inc.

___________________________________ Patrick Lombardo	___________________________________ Date
Vice President

Timothy R. Parry, Esq.

___________________________________	___________________________________ Date

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EXHIBIT B

HEALTH MANAGEMENT ASSOCIATES, INC.

AMENDED AND RESTATED 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

AWARD NOTICE

Grantee:	Timothy R. Parry

Types of Awards:

A.     Restricted Stock Award consisting of two components:

(i)     a Time Vesting Component equal to one-half of the Number of Shares; and

(ii)    a Performance Vesting Component equal to one-half of the Number of Shares.

B.     Cash Performance Award

Number of Shares:	30,162

Cash Amount:	$145,833

Date of Grant:	February 15, 2011

1. Grant of Award. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Health Management Associates, Inc. (“Health Management”) hereby grants to you, under Health Management’s Amended and Restated 1996 Executive Incentive Compensation Plan (the “Plan”): (a) a restricted stock award for the Number of Shares of Health Management’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) set forth above consisting of a time vesting component (the “Time Vesting Component”), and a performance vesting component (the “Performance Vesting Component,” and together with the Time Vesting Component, the “Restricted Stock Award”); and (b) a cash performance award for the Cash Amount set forth above (the “Cash Performance Award,” and together with the Restricted Stock Award, the “Award”), each on the terms and conditions set forth in this Award Notice and the Plan. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from Health Management’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used and not defined in this Award Notice are defined in the Plan.

2. Definitions. The following terms have the meanings set forth in this Section 2:

(a) “Adjusted EBITDA” means, with respect to the First Grant Year (and if applicable, the Second Grant Year), Health Management’s earnings before interest, income taxes, depreciation, amortization and non-controlling interests for that Grant Year, as adjusted to exclude unusual and non-recurring items for that Grant Year.

(b) “Adjusted EBITDA Requirement” means the achievement by Health Management, as determined by the Committee, of Adjusted EBITDA in an amount equal to the necessary percentage of Targeted Adjusted EBITDA as set forth in the following table:

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Percentage of Targeted Adjusted EBITDA Achieved During Grant Year	Percentage of Adjusted EBITDA-Based Performance Awards Eligible For Vesting
Less than 90.0%	0%
90.0% - 92.4%	50%
92.5% - 94.9%	60%
95.0% - 97.4%	75%
97.5% - 99.9%	90%
100.0% (and over)	100%

(c) “Employer” means Health Management or one of its subsidiary hospitals or other majority-owned or affiliated entities.

(d) “Fifth Grant Year” means the fiscal year of Health Management immediately following the conclusion of the Fourth Grant Year.

(e) “First Grant Year” means the fiscal year of Health Management during which the Date of Grant occurs.

(f) “Fourth Grant Year” means the fiscal year of Health Management immediately following the conclusion of the Third Grant Year.

(g) “Grant Year” means the First Grant Year, Second Grant Year, Third Grant Year, Fourth Grant Year and/or Fifth Grant Year, as the context suggests.

(h) “Second Grant Year” means the fiscal year of Health Management immediately following the conclusion of the First Grant Year.

(i) “Targeted Adjusted EBITDA” means the total targeted annual Adjusted EBITDA established by Health Management’s Board of Directors as reflected in its approved profit plan for the First Grant Year and, if applicable, the Second Grant Year.

(j) “Third Grant Year” means the fiscal year of Health Management immediately following the conclusion of the Second Grant Year.

3. Time Vesting Component. Subject to the terms set forth in this Award Notice and the Plan, the number of shares of the Common Stock represented by the Time Vesting Component of the Restricted Stock Award (the “Time-Based Shares”) will vest as follows:

(a) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Second Grant Year, one-fourth of the Time-Based Shares will vest on March 1 of the Second Grant Year;

(b) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Third Grant Year, an additional one-fourth of the Time-Based Shares will vest on March 1 of the Third Grant Year;

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(c) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fourth Grant Year, an additional one-fourth of the Time-Based Shares will vest on March 1 of the Fourth Grant Year; and

(d) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fifth Grant Year, the remaining one-fourth of the Time-Based Shares will vest on March 1 of the Fifth Grant Year.

4. Performance Vesting Component. Subject to the terms set forth in this Award Notice and the Plan, including Committee certification pursuant to Section 6, the number of shares of the Common Stock represented by the Performance Vesting Component of the Restricted Stock Award (the “Performance Shares”) will vest as follows:

(a) Earned Performance Shares. At the conclusion of the First Grant Year, all or a portion of the Performance Shares will be eligible for vesting based upon the achievement by Health Management of the Adjusted EBITDA Requirement during the First Grant Year. The portion of the Performance Shares that is eligible for vesting based upon the achievement by Health Management of the Adjusted EBITDA Requirement during the First Grant Year is referred to herein as the “Earned Performance Shares.” The Earned Performance Shares will vest as follows:

(i) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Second Grant Year, one-fourth of the Earned Performance Shares will vest on March 1 of the Second Grant Year;

(ii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Third Grant Year, an additional one-fourth of the Earned Performance Shares will vest on March 1 of the Third Grant Year;

(iii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fourth Grant Year, an additional one-fourth of the Earned Performance Shares will vest on March 1 of the Fourth Grant Year; and

(iv) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fifth Grant Year, the remaining one-fourth of the Earned Performance Shares will vest on March 1 of the Fifth Grant Year.

(b) Additional Earned Performance Shares. In the event that all or any portion of the Performance Shares is not deemed Earned Performance Shares because Health Management achieved less than 100% of the Targeted Adjusted EBITDA for the First Grant Year, the portion that is not deemed Earned Performance Shares based on the achievement by Health Management of the Adjusted EBITDA Requirement during the First Grant Year will be carried over to the Second Grant Year and will be eligible for vesting if 100% or more of the Targeted Adjusted EBITDA for the Second Grant Year is achieved. The amount, if any, that becomes eligible for vesting pursuant to this Section 4(b) is referred to herein as the “Additional Earned Performance Shares.” The Additional Earned Performance Shares will vest as follows:

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(i) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Third Grant Year, one-half of the Additional Earned Performance Shares will vest on March 1 of the Third Grant Year;

(ii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fourth Grant Year, an additional one-fourth of the Additional Earned Performance Shares will vest on March 1 of the Fourth Grant Year; and

(iii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fifth Grant Year, the remaining one-fourth of the Additional Earned Performance Shares will vest on March 1 of the Fifth Grant Year.

(c) Example. By way of example only, if the Performance Vesting Component consists of 10,000 Performance Shares, and if Health Management achieved 90% of the Targeted Adjusted EBITDA with respect to the First Grant Year, the number of Earned Performance Shares with respect to the First Grant Year would be 5,000 (50% of 10,000 Performance Shares, based upon the Adjusted EBITDA Requirement set forth in Section 2(b)), and 1,250 Performance Shares would vest on each March 1 of the Second Grant Year through the Fifth Grant Year, assuming that you have remained an Eligible Person at all times through the vesting dates. The 5,000 Performance Shares that were not deemed Earned Performance Shares with respect to the First Grant Year would be carried over to the Second Grant Year for possible vesting in accordance with Section 4(b). If Health Management were to achieve 100% or more of the Targeted Adjusted EBITDA for the Second Grant Year, the Additional Earned Shares would be 5,000, 2,500 of which would vest on March 1 of the Third Grant Year, and 1,250 of which would vest on March 1 of each of the Fourth Grant Year and the Fifth Grant Year, assuming that you have remained an Eligible Person at all times through the vesting dates. If Health Management were to achieve less than 100% of the Targeted Adjusted EBITDA for the Second Grant Year, the 5,000 Performance Shares that were not deemed Earned Performance Shares with respect to the First Grant Year would be forfeited.

5. Cash Performance Award. Subject to the terms set forth in this Award Notice and the Plan, including Committee certification pursuant to Section 6, the Cash Performance Award will vest and be paid as follows:

(a) Earned Cash Amount. At the conclusion of the First Grant Year, all or a portion of the Cash Performance Award will be eligible for vesting and payment based upon the achievement by Health Management of the Adjusted EBITDA Requirement during the First Grant Year. The portion of the Cash Performance Award that is eligible for vesting and payment based upon the achievement by Health Management of the Adjusted EBITDA Requirement during the First Grant Year is referred to herein as the “Earned Cash Amount.” The Earned Cash Amount will vest and be paid as follows:

(i) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Second Grant Year, one-fourth of the total amount of the Earned Cash Amount will vest on March 1 of the Second Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Second Grant Year;

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(ii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Third Grant Year, an additional one-fourth of the total amount of the Earned Cash Amount will vest on March 1 of the Third Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Third Grant Year;

(iii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fourth Grant Year, an additional one-fourth of the total amount of the Earned Cash Amount will vest on March 1 of the Fourth Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Fourth Grant Year; and

(iv) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fifth Grant Year, the remaining one-fourth of the total amount of the Earned Cash Amount will vest on March 1 of the Fifth Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Fifth Grant Year.

(b) Additional Earned Cash Amount. In the event that all or any portion of the total amount of the Cash Performance Award is not deemed Earned Cash Amount because Health Management achieved less than 100% of the Targeted Adjusted EBITDA for the First Grant Year, the portion that is not deemed Earned Cash Amount based on the achievement by Health Management of the Adjusted EBITDA Requirement during the First Grant Year will be carried over to the Second Grant Year and will be eligible for vesting and payment if 100% or more of the Targeted Adjusted EBITDA for the Second Grant Year is achieved. The amount, if any, that becomes eligible for vesting and payment pursuant to this Section 5(b) is referred to herein as the “Additional Earned Cash Amount.” The Additional Earned Cash Amount will vest and be paid as follows:

(i) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Third Grant Year, one-half of the Additional Earned Cash Amount will vest on March 1 of the Third Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Third Grant Year;

(ii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fourth Grant Year, an additional one-fourth of the Additional Earned Cash Amount will vest on March 1 of the Fourth Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Fourth Grant Year; and

(iii) provided that you have remained an Eligible Person at all times from the Date of Grant until March 1 of the Fifth Grant Year, the remaining one-fourth of the Additional Earned Cash Amount will vest on March 1 of the Fifth Grant Year and will be paid to you as soon as administratively practicable thereafter, but in no event later than March 31 of the Fifth Grant Year.

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(c) Example. By way of example only, if the total amount of the Cash Performance Award is $40,000, and if Health Management achieved 97.5% of the Targeted Adjusted EBITDA with respect to the First Grant Year, the Earned Cash Amount with respect to the First Grant Year would be $36,000 (90% of $40,000, based upon the Adjusted EBITDA Requirement set forth in Section 2(b)), and assuming that you have remained an Eligible Person at all times through the vesting dates, $9,000 would vest on each March 1 of the Second Grant Year through the Fifth Grant Year and would be paid as soon as administratively practicable following each vesting date, but in no event later than the March 31 immediately following each vesting date. The $4,000 that was not deemed Earned Cash Amount with respect to the First Grant Year would be carried over to the Second Grant Year for possible vesting and payment in accordance with Section 5(b). If Health Management were to achieve 100% or more of the Targeted Adjusted EBITDA for the Second Grant Year, the $4,000 would become Additional Earned Cash Amount, and assuming that you have remained an Eligible Person at all times through the vesting dates, $2,000 would vest on March 1 of the Third Grant Year and additional $1,000 on March 1 of the each of the Fourth Grant Year and the Fifth Grant Year, and would be paid as soon as administratively practicable following each vesting date, but in no event later than the March 31 immediately following each vesting date. If Health Management were to achieve less than 100% of the Targeted Adjusted EBITDA for the Second Grant Year, the $4,000 that was not deemed Earned Cash Amount with respect to the First Grant Year would be forfeited.

6. Committee Certification. As soon as practicable following the end of the First Grant Year (and if applicable, the Second Grant Year), the Committee will determine and certify in writing if the Adjusted EBITDA Requirement was satisfied, and the Earned Performance Shares (and if applicable, the Additional Earned Performance Shares) and the Earned Cash Amount (and if applicable, the Additional Earned Cash Amount), if any, to be vested and paid based on the certified levels of performance.

7. Effect of Death, Termination or Retirement. Without limiting the vesting and payment requirements set forth in Sections 3, 4 and 5, in the event of the termination of your employment with Health Management prior to the complete vesting of the Award, or if you are otherwise not an Eligible Person prior to the complete vesting of the Award, any and all unvested and unpaid amounts or shares of Common Stock underlying the Restricted Stock Award, including unvested dividends, will be forfeited and will not vest or be paid. Notwithstanding the foregoing, in the event of your termination of employment with Health Management: (a) because of your retirement from Health Management at or after the age of 62, the Award will continue to vest and be paid following the date of your retirement in the manner and on the dates set forth above; provided, however, that you will not be entitled to any shares of Common Stock underlying the Performance Vesting Component, including unvested dividends, or any amount of the Cash Performance Award, that would have otherwise become vested following your retirement; and (b) because of your death or total and permanent disability, the Award will continue to vest and be paid in the manner and on the dates set forth above for a period of 36 months after the date of your termination of employment, and any unvested portion of the Award at the conclusion of such 36-month period will be forfeited; provided, however, that you or your beneficiary will not be entitled to any shares of Common Stock underlying the Performance Vesting Component, including unvested dividends, or any amount of the Cash

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Performance Award, that would have otherwise become vested following your death or total and permanent disability.

8. Effect of Change in Control. Upon the occurrence of a Change in Control of Health Management, your rights will be determined in accordance with Section 9 of the Plan. For purposes of the Performance Vesting Component and the Cash Performance Award, the Adjusted EBITDA Requirement will be deemed to have been satisfied at a level of 100%.

9. Effect of Breach of Restrictive Covenants. Notwithstanding any other provision of this Award Notice, the unvested or unpaid portion of the Award shall be forfeited on the day on which you breach any provision of Section 10.

10. Restrictive Covenants. In consideration of the grant of the Award, you covenant and agree to observe each of the following promises:

(a) Non-solicitation/Employer Interests. During your employment and for 12 months after the termination of your employment for any reason, you will not, directly or indirectly (whether as director, stockholder, owner, partner, consultant, principal, employee, agent or otherwise): (i) solicit, induce, entice, hire, employ or attempt to employ any individual employed by an Employer as of the termination of your employment or during the prior 12 months; or (ii) take any action which is intended, or would reasonably be expected to, adversely affect an Employer, its business, reputation, or its relationship with its clients or prospective clients, vendors, or other service providers, or any individual or entity with which an Employer maintains a business relationship.

(b) Non-Disclosure. You will hold all of each Employer’s Confidential Information in strictest confidence, and use it solely for the purpose of performing your duties for an Employer and for no other purpose. You will not otherwise, directly or indirectly, take, publish, use or disclose any of an Employer’s Confidential Information during your employment or thereafter, except as may be required by law; provided, that you have first given prompt written notice to the Employer of such legal requirement in enough time for the Employer to obtain an appropriate protective order or other remedy.

(c) Damages. You acknowledge that damages to an Employer resulting from any breach of this Section 10 will be substantial but difficult to ascertain. You therefore agree to indemnify and hold harmless Health Management and its directors, stockholders, and affiliated companies from and against any and all claims, suits, obligations, liabilities and expenses (including without limitation attorneys’ fees and expenses) arising out of or relating to any breach or nonperformance of the covenants and obligations set forth in this Section 10. You further agree that this provision for damages shall not limit or impair in any way an Employer’s right to obtain other remedies, or injunctive or other equitable relief, as specified herein.

(d) Enforcement. You acknowledge that without limiting the provisions of Section 10(c), if you violate this Section 10, an Employer will suffer irreparable harm and have no adequate remedy at law. You therefore consent to enforcement of this Award Notice by means of a temporary injunction or other appropriate equitable relief in any competent court, without the necessity of proving the inadequacy of money damages, which shall be in addition to

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any other remedies an Employer may have under this Award Notice or otherwise. You hereby submit to the jurisdiction of the Courts of the State of Florida for the purpose of such enforcement. You hereby waive, and agree not to assert, as a defense in any such action or proceeding, any claim that you were not subject thereto or that venue is improper for lack of residence, inconvenient forum or otherwise. You agree that service of process may be made upon you by certified mail at your address last known to Health Management, and you waive your right to a jury trial.

(e) Terminology. For purposes of this Section 10, the term “Confidential Information” shall include trade secrets, know-how and other information that is disclosed to or acquired by you during or in the course of your employment that relates to the business of an Employer and is not generally available to the public or generally known in the industry in which an Employer is, or may become engaged, including without limitation, any formulas, patterns, devices, inventions, methods, techniques or processes, or combinations thereof, or compilations of information, records and specifications, acquisition and development data, which are owned by an Employer and regularly used in the operation of its business and any other information of an Employer relating to its services (offered or to be offered), research, development, marketing, pricing, customers, clients and prospective customers and clients, suppliers and potential suppliers, business methods, strategies, financial condition, personnel, plans, policies or prospects.

(f) Survival. The provisions of this Section 10 and your obligations hereunder shall survive any forfeiture of the Award or any other termination of this Award Notice.

11. Performance Awards. The Performance Vesting Component and the Cash Performance Award are intended to constitute Performance Awards under Section 8 of the Plan and will be interpreted and administered by the Committee consistent with this intention.

12. Miscellaneous.

(a) Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

(b) Amendment. Except as otherwise provided by the Plan, Health Management may only alter, amend or terminate the Award with your consent.

(c) Limits on Transferability. The Award shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability to any party (other than Health Management), or assigned or transferred other than by will or the laws of descent and distribution or to a Beneficiary upon your death. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award or any right or privilege conferred thereby contrary to the provisions of this Award Notice and the Plan, or upon the sale or levy or

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attachment or similar process upon the rights and privileges conferred thereby, the Award shall immediately become null and void.

(d) Book Entry Registration; Issuance of Shares. The Restricted Stock Award will initially be evidenced by book-entry registration only with notations regarding the applicable restrictions on transfer imposed under the Restricted Stock Award. Subject to Section 12(g) of this Award Notice, upon the written determination by the Committee of the vesting of any shares of Common Stock subject to the Restricted Stock Award, Health Management will, as applicable and as promptly as practicable following the date of vesting as determined by the Committee, either: (i) remove the notations on any shares of Common Stock subject to the Restricted Stock Award issued in book-entry form that have vested; or (ii) deliver to you a certificate or certificates evidencing the number of shares of Common Stock subject to the Restricted Stock Award that have vested. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

(e) Nonassignability. The shares of Common Stock underlying the Restricted Stock Award may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock will be subject to applicable laws and regulations under the Securities Act of 1933.

(f) Rights as a Stockholder. Prior to the vesting of the shares of Common Stock subject to the Restricted Stock Award, you will have all of the other rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of Health Management’s stockholders. Notwithstanding the foregoing, dividends paid with respect to those shares of Common Stock subject to the Restricted Stock Award that have not vested at the time of such dividend payment will be held in the custody of Health Management (pursuant to a rabbi trust, escrow or similar arrangement) and will be subject to the same restrictions that apply to the shares of Common Stock subject to the Restricted Stock Award with respect to which the dividends are issued. Any such dividends will be paid to you, with interest, within 30 days of the date such shares of Common Stock subject to the Restricted Stock Award become vested in accordance with this Award Notice.

(g) Restrictions on Issuance of Shares. If at any time Health Management determines that the listing, registration or qualification of the shares of Common Stock underlying the Restricted Stock Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the removal of the notations regarding the applicable restrictions on transfer imposed under the Restricted Stock Award or the issuance of a certificate or certificates evidencing any vested shares of Common Stock subject to the Restricted Stock Award, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to Health Management.

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(h) No Right to Continued Employment. You understand that this Award Notice does not constitute a contract of employment and that you or Health Management may terminate your employment at any time, for any or no reason, with or without notice unless a specific term of employment has been agreed to in a separate writing signed by a duly authorized corporate officer of Health Management. Your right, if any, to continue to serve Health Management as an employee or otherwise will not be enlarged or otherwise affected by this Award Notice.

(i) Severability. If any provision of this Award Notice shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Award Notice or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Award Notice shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Award Notice, and if the making of any payment in full or the provision of any other benefit required under this Award Notice in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Award Notice.

(j) Waiver. Any party’s failure to insist on compliance or enforcement of any provision of this Award Notice shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Award Notice.

(k) Rights of Health Management and Subsidiaries. This Award Notice does not affect the right of Health Management or any of its subsidiaries to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

(l) Rules of Construction. The headings given to the Sections of this Award Notice are solely as a convenience to facilitate reference, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(m) Governing Law. This Award Notice will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to such State’s conflicts of law provisions), except that Section 10 and Section 12(h) of this Award Notice will be governed by and construed in accordance with the laws of the State of Florida (without giving effect to such State’s conflicts of law provisions) and except as may be superseded by applicable federal law.

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(n) Section 409A. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and shall be administered and interpreted consistent with such intention.

(o) Recoupment Policy. Without limiting any other provision hereof, the Award is subject to the Recoupment Policy for Incentive Compensation set forth in Article VI, Section 8 of Health Management’s Corporate Governance Guidelines, as such policy or guidelines may be hereafter amended.

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ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that: (i) this Award Notice and the Plan set forth the entire understanding between him and Health Management regarding the Award granted by this Award Notice; (ii) this Award Notice and the Plan supersede all prior oral and written agreements on that subject; and (iii) cash dividends paid with respect to the shares of Common Stock subject to the Restricted Stock Award will be held in the custody of Health Management in the manner set forth in Section 12(f).

/s/ Timothy R. Parry	February 17, 2011
Timothy R. Parry	Date

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